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Table of Contents

As filed with the Securities and Exchange Commission on March 17, 2004

Registration No. 333-106246

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Alliance Data Systems Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	31-1429215 (I.R.S. Employer Identification Number)

17655 Waterview Parkway
Dallas, Texas 75252
(Address of principal executive offices)

Alliance Data Systems Corporation
2003 Long-Term Incentive Plan
(Full title of the plan)

J. Michael Parks
Chairman of the Board, Chief Executive Officer and President
Alliance Data Systems Corporation
17655 Waterview Parkway
Dallas, Texas 75252
(972) 348-5100
(Name and address, including zip code, and
telephone number of agent for service)

With a copy to:
Michael E. Dillard, P.C.
Alex Frutos
Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201-4675
(214) 969-2800

March 17, 2004

Explanatory Note

        On June 18, 2003, Alliance Data Systems Corporation (the "Company"), filed a registration statement on Form S-8 (File No. 333-106246) (the "Initial Registration Statement") with the Securities and Exchange Commission to register 6,000,000 shares of common stock, par value $0.01 per share, that may be issued and sold under the Company's 2003 Long-Term Incentive Plan (the "Plan"). This Post-Effective Amendment No. 1 to the Initial Registration Statement (the "Registration Statement"), includes a reoffer prospectus prepared pursuant to Instruction C of the General Instructions to Form S-8 and in accordance with the requirements of Part I of Form S-3 under the Securities Act of 1933, as amended. This reoffer prospectus may be used for reoffers or resales, made on a delayed or continuous basis in the future, as provided by Rule 415, of up to an aggregate of 878,072 shares of our common stock that have been issued or will be issued to certain named executive officers and directors pursuant to the Plan.

Reoffer Prospectus

Alliance Data Systems Corporation

878,072 Shares of Common Stock

        This reoffer prospectus relates to 878,072 shares of our common stock that may be reoffered or resold from time to time by the stockholders identified in this reoffer prospectus and that have been acquired or that will be acquired under our 2003 Long-Term Incentive Plan.

        We will not receive any of the proceeds from the sale of the shares that may be offered by the selling stockholders. The selling stockholders will receive all of the net proceeds from the sale of the shares. These sales may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We will bear all of the expenses in connection with the preparation of this reoffer prospectus.

        Our common stock is traded on the New York Stock Exchange under the symbol "ADS." On March 10, 2004, the closing sale price for the common stock was $31.05 per share.

        Our corporate headquarters are located at 17655 Waterview Parkway, Dallas, Texas 75252, and our telephone number is 972-348-5100.

        The purchase of these securities involves substantial risk. See the Company's Annual Report on Form 10-K, filed with the SEC on March 5, 2004, for "Risk Factors."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this reoffer prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is March 17, 2004.

        No person has been authorized in connection with any offering made hereby to give any information or to make any representation not contained in this reoffer prospectus. If any such information is given or any such representation made, the information or representation should not be relied upon as if authorized by us. This reoffer prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the Shares offered by this reoffer prospectus, nor is it an offer to sell or a solicitation of an offer to buy any of the Shares offered hereby in any jurisdiction where it is unlawful to make such an offer or solicitation. Neither the delivery of this reoffer prospectus nor any sale hereunder shall under any circumstances imply that the information in this reoffer prospectus is correct any time subsequent to the date of the reoffer prospectus.

Cautionary Statement Regarding Forward-Looking Statements

        This reoffer prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in "Risk Factors" and elsewhere in this reoffer prospectus and the documents incorporated by reference in this reoffer prospectus.

        If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this reoffer prospectus or in the documents incorporated herein by reference reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Risk Factors

        See our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on March 5, 2004, for "Risk Factors" related to us.

Use of Proceeds

        We will not receive any of the proceeds from the sale of the shares being offered hereby for the account of the selling stockholders. All proceeds, net of brokerage commissions, if any, will be received by the selling stockholders. We will, however, receive the exercise price of options at the time of their exercise. Such proceeds will be contributed to working capital and will be used for general corporate purposes.

Selling Stockholders

        This reoffer prospectus relates to the reoffer and resale of shares issued or that may be issued to the selling stockholders under our 2003 Long-Term Incentive Plan. There can be no assurance that the selling stockholders will offer or sell any of their shares registered in this offering. The following table sets forth certain information regarding the beneficial ownership of our common stock beneficially owned by each selling stockholder as of February 27, 2004, the number of the shares being offered for resale by each of the selling stockholders and the number and percentage of shares of our common stock that each selling stockholder will beneficially own after completion of this offering, assuming that all shares that may be offered for resale are sold and no other shares beneficially owned by the selling stockholders are sold.

        If, subsequent to the date of this reoffer prospectus, we grant additional awards to the selling stockholders or to other affiliates under the 2003 Long-Term Incentive Plan, we will supplement this reoffer prospectus to reflect such additional awards and the names of such affiliates and the amounts of securities to be reoffered by them.

Name and Title	Number of Shares Beneficially Owned Prior to the Offering (1)	Shares Which May be Offered (2)	Shares Beneficially Owned After Offering	Percentage of Outstanding Common Stock After Offering(1)
J. Michael Parks (3) Chairman of the Board, Chief Executive Officer and President	1,143,608	289,895	853,713	1.1%
Ivan M. Szeftel (4) Executive Vice President and President, Retail Credit Services	364,853	98,472	266,381	*
Michael A. Beltz (5) Executive Vice President and President, Utility Services	346,973	79,323	267,650	*
John W. Scullion (6) President and Chief Executive Officer of the Loyalty Group	348,038	81,990	266,048	*
Edward J. Heffernan (7) Executive Vice President and Chief Financial Officer	256,425	74,012	182,413	*
James E. Brown (8) Chief Information Officer	42,500	26,000	16,500	*
Michael D. Kubic (9) Senior Vice President, Corporate Controller and Chief Accounting Officer	85,714	23,500	62,214	*
Dwayne H. Tucker (10) Executive Vice President and President, Transaction Services	324,476	77,778	246,698	*
Alan M. Utay (11) Executive Vice President, General Counsel, CAO and Secretary	134,900	62,850	72,050	*
Bruce K. Anderson (12) Director	532,809	7,299	525,510	*
Anthony J. de Nicola (13) Director	83,766	7,299	76,467	*
Robert A. Minicucci (14) Director	193,774	7,299	186,475	*
Roger H. Ballou (15) Director	27,609	7,299	20,310	*
Daniel P. Finkelman (16) Director	37,519	7,299	30,220	*
Kenneth R. Jensen (17) Director	45,019	7,299	37,720	*
Bruce A. Soll (18) Director	43,019	7,299	35,720	*

*
Less than 1%

(1)
In computing percentage ownership of each person, shares of common stock subject to options held by that person that are currently exercisable, or exercisable within 60 days of February 27,

  2004 and which were granted pursuant to plans other than our 2003 Long-Term Incentive Plan, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Shares of common stock subject to options and restricted stock grants under our 2003 Long-Term Incentive Plan are, whether or not vested, included in the amount beneficially owned and are deemed outstanding for the purpose of computing the percentage ownership of each person. The percentage of shares beneficially owned is based upon 79,787,513 shares of common stock outstanding as of February 27, 2004.

(2)
Includes shares of common stock and shares of common stock issuable upon full exercise of the options granted, whether or not vested, to the selling stockholder under our 2003 Long-Term Incentive Plan.

(3)
Includes options to purchase 746,197 shares of common stock, which are currently exercisable, and 235,494 nonqualified stock options granted under our 2003 Long-Term Incentive Plan.

(4)
Includes options to purchase 229,968 shares of common stock, which are currently exercisable, and 84,631 nonqualified stock options granted under our 2003 Long-Term Incentive Plan.

(5)
Includes options to purchase 187,396 shares of common stock, which are currently exercisable, and 68,142 nonqualified stock options granted under our 2003 Long-Term Incentive Plan.

(6)
Includes options to purchase 238,048 shares of common stock, which are currently exercisable, and 70,458 nonqualified stock options granted under our 2003 Long-Term Incentive Plan.

(7)
Includes options to purchase 152,173 shares of common stock, which are currently exercisable, and 68,757 nonqualified stock options granted under our 2003 Long-Term Incentive Plan.

(8)
Includes options to purchase 16,500 shares of common stock, which are currently exercisable, and 21,000 nonqualified stock options granted under our 2003 Long-Term Incentive Plan.

(9)
Includes options to purchase 50,214 shares of common stock, which are currently exercisable, and 21,000 nonqualified stock options granted under our 2003 Long-Term Incentive Plan.

(10)
Includes options to purchase 221,899 shares of common stock, which are currently exercisable, and 66,853 nonqualified stock options granted under our 2003 Long-Term Incentive Plan.

(11)
Includes options to purchase 42,611 shares of common stock, which are currently exercisable, and 58,391 nonqualified stock options granted under our 2003 Long-Term Incentive Plan.

(12)
Includes options to purchase 27,720 shares of common stock, which are currently exercisable, and 6,208 nonqualified stock options granted under our 2003 Long-Term Incentive Plan. Anderson is a partner of Welsh, Carson, Anderson & Stowe and certain of its affiliates and may be deemed to be the beneficial owner of the common stock beneficially owned by Welsh Carson. Welsh Carson beneficially owns 32,290,020 shares including: 2,693,049 shares of common stock held by Welsh, Carson, Anderson & Stowe VI, L.P., 9,204,942 shares of common stock held by Welsh, Carson, Anderson & Stowe VII, L.P., 17,790,349 shares of common stock held by Welsh, Carson, Anderson & Stowe VIII, L.P., 148,766 shares of common stock held by WCAS Information Partners L.P., 268,398 shares of common stock held by WCAS Capital Partners II L.P., 655,555 shares of common stock held by WCAS Capital Partners III L.P., 233,919 shares of common stock held by Patrick J. Welsh, 11,111 shares of common stock held by Carol Ann Welsh FBO Eric Welsh U/A dtd 11/26/84, 11,111 shares of common stock held by Carol Ann Welsh FBO Randall Welsh U/A dtd 11/26/84, 11,111 shares of common stock held by Carol Ann Welsh FBO Jennifer Welsh U/A dtd 11/26/84, 345,141 shares of common stock held by Russell L. Carson, 498,881 shares of common stock held by Bruce K. Anderson, 104,075 shares of common stock held by Thomas E. McInerney, 75,525 shares of common stock held by McInerney/Gabrielle Family

  Limited Partnership, 159,846 shares of common stock held by Robert A. Minicucci, 49,838 shares of common stock held by Anthony J. de Nicola, 22,685 shares of common stock held by Paul B. Queally, 3,852 shares of common stock held by D. Scott Mackesy, and 1,866 shares of common stock held by Jonathan Rather. The individual general partners or managing members of the sole general partners of the above listed Welsh Carson limited partnerships include some or all of Bruce K. Anderson, Anthony J. de Nicola, Robert A. Minicucci, Partick J. Welsh, Russell L. Carson, Thomas E. McInerney, Paul B. Queally, Jonathan M. Rather, John D. Clark, James R. Matthews, Sanjay Swani and D. Scott Mackesy. Bruce K. Anderson and Thomas E. McInerney are the general partners of the general partnership that is the sole general partner of WCAS Information Partners, L.P. Each of the persons listed in this note may be deemed to be the beneficial owner of the common stock owned by the limited partnerships of whose general partner he or she is a general partner.

(13)
Includes options to purchase 27,720 shares of common stock, which are currently exercisable, and 6,208 nonqualified stock options granted under our 2003 Long-Term Incentive Plan. De Nicola is a partner of Welsh Carson and certain of its affiliates and may be deemed to be the beneficial owner of the common stock beneficially owned by Welsh Carson as described in note 12 above.

(14)
Includes options to purchase 27,720 shares of common stock, which are currently exercisable, and 6,208 nonqualified stock options granted under our 2003 Long-Term Incentive Plan. Minicucci is a partner of Welsh Carson and certain of its affiliates and may be deemed to be the beneficial owner of the common stock beneficially owned by Welsh Carson as described in note 12 above.

(15)
Includes options to purchase 18,810 shares of common stock, which are currently exercisable, and 6,208 nonqualified stock options granted under our 2003 Long-Term Incentive Plan.

(16)
Includes options to purchase 27,720 shares of common stock, which are currently exercisable, and 6,208 nonqualified stock options granted under our 2003 Long-Term Incentive Plan.

(17)
Includes options to purchase 27,720 shares of common stock, which are currently exercisable, and 6,208 nonqualified stock options granted under our 2003 Long-Term Incentive Plan.

(18)
Includes options to purchase 27,720 shares of common stock, which are currently exercisable, and 6,208 nonqualified stock options granted under our 2003 Long-Term Incentive Plan.

Plan of Distribution

        The shares may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following, without limitation:

  (a)
  a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

  (b)
  purchases by a broker or dealer as principal and resale by such broker or dealer or for its account pursuant to the reoffer prospectus, as supplemented,

  (c)
  an exchange distribution in accordance with the rules of such exchange, and

  (d)
  ordinary brokerage transactions and transactions in which the broker solicits purchasers.

        The selling stockholders and sales to and through other broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

        In addition, any securities covered by this reoffer prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus, as supplemented. From time to time the selling stockholders, may engage in short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives thereof, and may sell and deliver the shares in connection therewith. Sales may also take place from time to time through brokers pursuant to pre-arranged sales plans intended to qualify under SEC Rule 10b5-1.

        All expenses of registration of the common stock, other than commissions and discounts of underwriters, dealers or agents, shall be borne by us. As and when we are required to update this reoffer prospectus, we may incur additional expenses.

Legal Matters

        The validity of the shares of our common stock offered hereby has been passed upon for us by Akin Gump Strauss Hauer & Feld LLP.

Experts

        The consolidated financial statements and the related financial statement schedule incorporated in this reoffer prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 133, as amended, "Accounting for Derivative Instruments and Hedging Activities" and Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangibles" described in Note 2 and the restatement described in Note 21), and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

        We file proxy statements and annual, quarterly and special reports with the SEC. You may read and copy any document that we file at the SEC's public reference room in Washington, D.C. located at 450 Fifth Street N.W., Washington, D.C. 20549. You may also call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our SEC filings are also available to you free of charge at the SEC's web site at www.sec.gov. We also provide access to these reports on our web site, www.alliancedatasystems.com. Information on our website is not incorporated by reference into this reoffer prospectus.

        This reoffer prospectus is part of a registration statement on Form S-8 we have filed with the SEC under the Securities Act of 1933. The SEC allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. Statements contained or incorporated by reference in this reoffer prospectus as to the contents of any contract or other documents are not complete, and in each instance we refer you to the contents of the contract or document filed with the SEC as an exhibit to the registration statement. The information incorporated by reference is considered to be part of this reoffer prospectus. Information in this reoffer prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this reoffer prospectus, while information that we file later with the SEC will automatically update and supersede prior information.

Incorporation of Certain Documents by Reference

        The following documents are incorporated by reference herein as of their respective filing dates:

  (1)
  Our Annual Report on Form 10-K, for the year ended December 31, 2003, filed on March 5, 2004.

  (2)
  The description of the common stock contained in our registration statement on Form 8-A12B, filed with the SEC under Section 12 of the Securities Exchange Act of 1934, as amended, on March 15, 2000, as amended in our registration statement on Form 8-A12B/A filed with the SEC on June 1, 2001.

        In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this reoffer prospectus and prior to termination of the offering shall be deemed to be incorporated by reference herein and to be a part of this reoffer prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus. Nothing in this reoffer prospectus shall be deemed to incorporate information furnished by us but not filed with the SEC.

        We will provide without charge to each person, including any beneficial owner, to whom this reoffer prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this reoffer prospectus, other than exhibits to the documents unless such exhibits are specifically incorporated by reference in the documents. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Alliance Data Systems Corporation
17655 Waterview Parkway
Dallas, TX 75252
972-348-5100
Attn: Investor Relations

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents filed with the SEC are incorporated by reference in this Registration Statement:

  (1)
  Our Annual Report on Form 10-K, for the year ended December 31, 2003, filed on March 5, 2004.

  (2)
  The description of the common stock contained in our registration statement on Form 8-A12B, filed with the SEC under Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") on March 15, 2000, as amended in our registration statement on Form 8-A12B/A filed with the SEC on June 1, 2001.

        In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Our certificate of incorporation provides that we shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons whom we may indemnify under Delaware law.

        Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        Our bylaws provide for indemnification of our directors, officers and certain non-officer employees under certain circumstances against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of our company if such person acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of our company and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe their conduct was unlawful. Our certificate of incorporation also provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director shall be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors.

        We may advance expenses for the defense of any action for which indemnification may be available under certain circumstances. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses. Directors and officers will be covered by liability insurance indemnifying them against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

        We also have entered into indemnification agreements with each of our directors and executive officers, consistent with the Delaware General Corporation Law and our bylaws.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        See Index to Exhibits, attached hereto.

Item 9. Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(g) of the Exchange Act that are incorporated by reference to the Registration Statement.

  (2)
  that, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (3)
  to remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas on March 17, 2004.

ALLIANCE DATA SYSTEMS CORPORATION
By:	/s/ J. MICHAEL PARKS J. Michael Parks Chairman of the Board, Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their listed capacities on March 17, 2004:

Name	Title

* J. Michael Parks	Chairman of the Board, Chief Executive Officer and President (principal executive officer)
/s/ EDWARD J. HEFFERNAN Edward J. Heffernan	Executive Vice President and Chief Financial Officer (principal financial officer)
* Michael D. Kubic	Senior Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer)
* Bruce K. Anderson	Director
* Roger H. Ballou	Director
* Anthony J. de Nicola	Director
* Daniel P. Finkelman	Director

* Kenneth R. Jensen	Director
* Robert A. Minicucci	Director
* Bruce A. Soll	Director
*By: /s/ EDWARD J. HEFFERNAN Edward J. Heffernan Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
4	Specimen Certificate for shares of Common Stock of the Registrant (incorporated by reference to Exhibit No. 4 to our Quarterly Report on Form 10-Q, filed with the SEC on August 8, 2003, File No. 001-15749).
5.1
Opinion of Akin Gump Strauss Hauer & Feld LLP (incorporated by reference to Exhibit No. 5.1 to our Initial Registration Statement on form S-8, filed with the SEC on June 18, 2003, File No. 333-106246).
*23.1	Consent of Deloitte & Touche LLP.
23.2
Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1, incorporated by reference to Exhibit No. 5.1 to our Initial Registration Statement on form S-8, filed with the SEC on June 18, 2003, File No. 333-106246).
*24.1	Powers of Attorney (included on signature pages hereto).

*
Filed herewith.